Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

June 30, 2021

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds Available for Distribution (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of stock-based compensation, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, and (v) other AFFO adjustments which includes: (a) amortization of acquired market lease intangibles, net, (b) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (c) actuarial reserves for insurance claims that have been incurred but not reported, and (d) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements, and includes adjustments to compute our share of AFFO from our unconsolidated joint ventures. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("AFFO capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other AFFO adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other AFFO adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Although our AFFO computation may not be comparable to that of other REITs, management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) restructuring and severance-related charges, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our AFFO adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

2

Definitions
EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted FFO encompasses Nareit FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

3

Definitions
Nareit FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, other impairments (recoveries) and other losses (gains), restructuring and severance related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, DFLs, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most

4

Definitions
directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income (“NOI”) and Cash (Adjusted) NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Adjusted NOI include our share of income (loss) generated by unconsolidated joint ventures and exclude noncontrolling interests’ share of income (loss) generated by consolidated joint ventures. Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties, as well as SHOP and CCRC facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs.
Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Revenue Per Occupied Room ("REVPOR") CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR CCRC is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
REVPOR Other The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR Other is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit

5

Definitions
potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
REVPOR SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Same-Store ("SS") Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) life science; (ii) medical office; (iii) continuing care retirement community (“CCRC”), and (iv) other non-reportable segment. During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and Senior Housing Operating (“SHOP”) portfolios, which until the quarter ended December 31, 2020 had separately been disclosed as two segments.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures ("JVs") Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.
Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure.

6

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) applicable to common shares	$275,993	$51,131	$419,336	$328,786
Real estate related depreciation and amortization(1)	171,459	178,488	328,997	367,764
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	2,869	25,618	7,322	55,228
Noncontrolling interests' share of real estate related depreciation and amortization	(4,923)	(4,980)	(9,809)	(10,023)
Other real estate-related depreciation and amortization	—	891	—	2,128
Loss (gain) on sales of depreciable real estate, net(1)	(297,476)	(82,863)	(557,138)	(247,732)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	(5,866)	(1,519)	(5,866)	(9,248)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	2,179	(3)	2,179	(3)
Loss (gain) upon change of control, net(2)	—	(2,528)	(1,042)	(169,962)
Taxes associated with real estate dispositions	1,693	335	2,183	(11,540)
Impairments (recoveries) of depreciable real estate, net	3,743	17,797	3,743	48,519
Nareit FFO applicable to common shares	149,671	182,367	189,905	353,917
Distributions on dilutive convertible units and other	—	—	—	3,501
Diluted Nareit FFO applicable to common shares	$149,671	$182,367	$189,905	$357,418

Weighted average shares outstanding - diluted Nareit FFO	539,193	538,517	539,081	529,009

Impact of adjustments to Nareit FFO:
Transaction-related items(3)	$1,265	$685	$5,379	$93,064
Other impairments (recoveries) and other losses (gains), net(4)	1,845	6,291	5,087	(27,015)
Restructuring and severance related charges	—	—	2,463	—
Loss (gain) on debt extinguishments	60,865	25,824	225,157	24,991
Litigation costs (recoveries)	—	100	—	206
Casualty-related charges (recoveries), net	3,596	—	4,644	—
Foreign currency remeasurement losses (gains)	—	143	—	153
Tax rate legislation impact(5)	—	(697)	—	(3,589)
Total adjustments	67,571	32,346	242,730	87,810
FFO as Adjusted applicable to common shares	217,242	214,713	432,635	441,727
Distributions on dilutive convertible units and other	2,144	1,834	4,067	3,390
Diluted FFO as Adjusted applicable to common shares	$219,386	$216,547	$436,702	$445,117

Weighted average shares outstanding - diluted FFO as Adjusted	546,519	544,018	546,407	529,009

Diluted earnings per common share	$0.51	$0.09	$0.78	$0.63
Depreciation and amortization	0.32	0.37	0.60	0.79
Loss (gain) on sales of depreciable real estate, net	(0.56)	(0.15)	(1.04)	(0.49)
Loss (gain) upon change of control, net(2)	—	0.00	0.00	(0.32)
Taxes associated with real estate dispositions	0.00	0.00	0.00	(0.02)
Impairments (recoveries) of depreciable real estate, net	0.01	0.03	0.01	0.09
Diluted Nareit FFO per common share	$0.28	$0.34	$0.35	$0.68
Transaction-related items(3)	0.00	0.00	0.01	0.18
Other impairments (recoveries) and other losses (gains), net(4)	0.00	0.01	0.01	(0.06)
Restructuring and severance related charges	—	—	0.00	—
Loss (gain) on debt extinguishments	0.11	0.05	0.42	0.05
Litigation costs (recoveries)	—	0.00	—	0.00
Casualty-related charges (recoveries), net	0.01	—	0.01	—
Foreign currency remeasurement losses (gains)	—	0.00	—	0.00
Tax rate legislation impact(5)	—	0.00	—	(0.01)
Diluted FFO as Adjusted per common share	$0.40	$0.40	$0.80	$0.84

7

Reconciliations
In thousands, except per share data

Adjusted Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
FFO as Adjusted applicable to common shares	$217,242	$214,713	$432,635	$441,727
Amortization of stock-based compensation	5,095	4,984	9,459	8,972
Amortization of deferred financing costs	2,121	2,534	4,334	5,116
Straight-line rents	(6,201)	(8,316)	(15,336)	(14,544)
AFFO capital expenditures	(22,422)	(18,781)	(43,132)	(40,572)
Deferred income taxes	(2,771)	(6,686)	(4,493)	(1,899)
Other AFFO adjustments	(4,026)	3,478	(9,628)	728
AFFO applicable to common shares	189,038	191,926	373,839	399,528
Distributions on dilutive convertible units and other	1,541	1,864	2,862	3,501
Diluted AFFO applicable to common shares	$190,579	$193,790	$376,701	$403,029

Weighted average shares outstanding - diluted AFFO	544,694	544,018	544,582	529,009
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(1)This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and the detailed financial information in the Discontinued Operations Reconciliation section of the Supplemental Report.
(2)For the six months ended June 30, 2020, includes a $170 million gain upon consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. Gains and losses upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(3)For the six months ended June 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to Life Care Services, LLC, partially offset by the tax benefit recognized related to those expenses. The expenses related to terminating management agreements are included in operating expenses in the Consolidated Statements of Operations.
(4)For the three and six months ended June 30, 2021, includes a $7 million goodwill impairment charge in connection with our senior housing triple-net asset sales which is reported in income (loss) from discontinued operations in the Consolidated Statements of Operations and $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable which is included in interest income in the Consolidated Statements of Operations. For the six months ended June 30, 2020, includes a $42 million gain on sale of a hospital that was in a direct financing lease ("DFL") which is included in other income (expense), net in the Consolidated Statements of Operations. The remaining activity for the three and six months ended June 30, 2021 and 2020 includes reserves for loan losses and land impairments recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(5)For the three and six months ended June 30, 2020, represents the tax benefit from the CARES Act, which extended the net operating loss carryback period to five years.

8

Reconciliations
Per share data

Projected Future Operations(1)

	Full Year 2021
	Low	High
Diluted earnings per common share	$0.95	$1.01
Real estate related depreciation and amortization	1.26	1.26
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.03	0.03
Noncontrolling interests' share of real estate related depreciation and amortization	(0.04)	(0.04)
Loss (gain) on sales of depreciable real estate, net	(1.15)	(1.15)
Heathpeak's share of loss (gain) on sale of depreciable real estate, net, from unconsolidated joint ventures	(0.01)	(0.01)
Noncontrolling interests' share of gain (loss) on sale of depreciable real estate, net	0.01	0.01
Impairments (recoveries) of depreciable real estate, net	0.01	0.01
Diluted Nareit FFO per common share	$1.06	$1.12
Transaction-related items	0.01	0.01
Other impairments (recoveries) and other losses (gains), net(2)	0.05	0.05
Loss (gain) on extinguishment of debt	0.42	0.42
Casualty-related charges (recoveries), net	0.01	0.01
Diluted FFO as adjusted per common share	$1.55	$1.61
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of August 3, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended June 30, 2021 that was issued on August 3, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management's best estimates based upon the underlying assumptions as of August 3, 2021. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)The majority of the balance represents the anticipated write off of goodwill related to the disposition of NNN and SHOP portfolios.

9

Reconciliations
In millions

Projected SS Cash NOI(1)(2)
For the projected year 2021 (low)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$496	$408	$87	$10	$11	$1,012
Interest income	—	—	—	23	—	23
Portfolio Income	496	408	87	33	11	1,035
Interest income	—	—	—	(23)	—	(23)
Non-cash adjustments to cash NOI(6)	41	12	11	—	(5)	59
NOI	538	420	97	10	6	1,071
Non-SS NOI	(181)	(87)	(80)	(10)	(6)	(364)
SS NOI	357	333	17	—	—	707
Non-cash adjustments to SS NOI(6)	(13)	(8)	—	—	—	(20)
SS Cash (Adjusted) NOI	$344	$326	$17	$—	$—	$686
Addback adjustments(7)						384
Other income and expenses(8)						664
Costs and expenses(9)						(1,162)
Other impairments (recoveries), net(10)						(37)
Net income (loss)						$535

For the projected year 2021 (high)

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$500	$412	$111	$20	$13	$1,057
Interest income	—	—	—	33	—	33
Portfolio Income	500	412	111	53	13	1,090
Interest income	—	—	—	(33)	—	(33)
Non-cash adjustments to cash NOI(6)	42	12	(4)	—	(5)	44
NOI	542	424	107	20	8	1,101
Non-SS NOI	(182)	(87)	(86)	(20)	(8)	(384)
SS NOI	360	336	21	—	—	717
Non-cash adjustments to SS NOI(6)	(13)	(8)	—	—	—	(21)
SS Cash (Adjusted) NOI	$347	$329	$21	$—	$—	$696
Addback adjustments(7)						405
Other income and expenses(8)						670
Costs and expenses(9)						(1,165)
Other impairments (recoveries), net(10)						(37)
Net income (loss)						$569

10

Reconciliations
In millions

For the year ended December 31, 2020

	Life Science	Medical Office	CCRC(3)	Other(4)	Corporate Adjustments and Discontinued Operations	Total
Portfolio Cash (Adjusted) NOI(5)	$411	$390	$113	$21	$204	$1,140
Interest income	—	—	—	17	—	17
Portfolio Income	411	390	113	38	204	1,156
Interest income	—	—	—	(17)	—	(17)
Non-cash adjustments to cash NOI(6)	20	6	(97)	(1)	(16)	(88)
NOI	431	396	16	21	188	1,052
Non-SS NOI	(93)	(70)	8	(21)	(188)	(364)
SS NOI	338	325	25	—	—	688
Non-cash adjustments to SS NOI(6)	(12)	(6)	—	—	—	(18)
SS Cash (Adjusted) NOI	$327	$319	$25	$—	$—	$670
Addback adjustments(7)						382
Other income and expenses(8)						721
Costs and expenses(9)						(1,101)
Other impairments (recoveries), net						(244)
Net income (loss)						$428

Projected SS Cash NOI Changed for the full year 2021

	Life Science	Medical Office	CCRC	Total
Low	5.25%	2.00%	(30.00)%	2.25%
High	6.25%	3.00%	(15.00)%	3.75%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of August 3, 2021 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release for the quarter ended June 30, 2021 that was issued on August 3, 2021. However, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management's best estimates based upon the underlying assumptions as of August 3, 2021. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
(2)May not foot, cross foot, or recalculate due to rounding and adjustments made to SS high and low ranges reported by segments.
(3)The 13 CCRCs operated by LCS are not included in the 2021 full year SS pools, however, are included in Portfolio Cash NOI with the low of $70 million and high of $90 million.
(4)Portfolio Cash NOI for Other represents the Company's share of its unconsolidated investment in SWF SH JV portfolio, with the low of $10 million and the high of $20 million.
(5)Represents rental and related revenues, tenant recoveries, resident fees and services, and other income from DFLs, less property level operating expenses, including our share of joint ventures.
(6)Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, management contract termination expense, actuarial reserves for insurance claims that have been incurred but not reported, and lease termination fees.
(7)Represents non-SS NOI and non-cash adjustments to SS NOI.
(8)Represents interest income, gain (loss) on sales of real estate, net, other income (expense), net, income taxes benefit (expense), and equity income (loss) from unconsolidated joint ventures, excluding NOI.
(9)Represents interest expense, depreciation and amortization, general and administrative, transaction costs, and loss on debt extinguishments.
(10)The majority of the balance represents the anticipated write off of goodwill related to the disposition of NNN and SHOP portfolios.

11

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment

	June 30, 2021
	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-net(1)	SHOP(1)	Corporate Non-segment	Total
Consolidated total assets(2)	$6,653,771	$4,395,974	$2,102,175	$840,097	$15,091	$149,737	$175,525	$14,332,370
Investments in and advances to unconsolidated JVs	(24,505)	(9,501)	(2,041)	(352,368)	—	—	—	(388,415)
Accumulated depreciation and amortization(3)	1,108,727	1,571,991	249,671	—	5,282	39,227	—	2,974,898
Consolidated Gross Assets	$7,737,993	$5,958,464	$2,349,805	$487,729	$20,373	$188,964	$175,525	$16,918,853
Healthpeak's share of unconsolidated JV gross assets	52,572	18,651	4,451	468,311	—	529	—	544,514
Enterprise Gross Assets	$7,790,565	$5,977,115	$2,354,256	$956,040	$20,373	$189,493	$175,525	$17,463,367
Land held for development	(126,459)	(3,252)	—	—	—	—	—	(129,711)
Fully depreciated real estate and intangibles	397,512	508,707	15,721	—	747	7,384	—	930,071
Non-real estate related assets(4)	(250,526)	(426,333)	(166,226)	(9,143)	(9,940)	(49,855)	(175,525)	(1,087,548)
Real estate intangible liabilities	(172,633)	(108,180)	—	—	—	—	—	(280,813)
Noncontrolling interests' share of consolidated JVs real estate and related intangibles	(3,804)	(387,629)	—	—	—	—	—	(391,433)
Portfolio Investment	$7,634,655	$5,560,428	$2,203,751	$946,897	$11,180	$147,022	$—	$16,503,933
______________________________________
(1)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, as of June 30, 2021, the assets meeting the held for sale criteria on or before June 30, 2021 are classified as assets held for sale on the Consolidated Balance Sheet as disclosed within the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.
(2)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of June 30, 2021 presented on page 8 within the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.
(3)Accumulated depreciation and amortization includes accumulated depreciation for real estate, accumulated amortization for real estate related intangible assets, and accumulated amortization for right-of-use assets.
(4)Balance includes Cash and cash equivalents, Restricted cash, Loans receivable, net of reserves, Accounts receivable, net of allowance, Right-of-use asset, net, and Other assets, net.

12

Reconciliations
In thousands

Capital Expenditures

	Six Months Ended
	June 30, 2021	June 30, 2020
Total capital expenditures at share(1)	$352,546	$435,797
Less: AFFO capital expenditures at share(1)	(44,506)	(42,964)
Non AFFO capital expenditures at share	308,040	392,833
Adjustment for Healthpeak's share of unconsolidated JV	(8,515)	(9,985)
Adjustment for noncontrolling interests' share of consolidated JVs	707	977
Consolidated non AFFO capital expenditures	300,232	383,825
Decrease (Increase) in construction payable	(17,928)	8,111
Other	(475)	(706)
Development, redevelopment, and other major improvements of real estate(2)	$281,829	$391,230

AFFO capital expenditures at share(1)	$44,506	$42,964
Adjustment for Healthpeak's share of unconsolidated JV	(1,932)	(2,634)
Adjustment for noncontrolling interests' share of consolidated JVs	$558	$242
Leasing costs, tenant improvements, and recurring capital expenditures(2)	$43,132	$40,572
______________________________________
(1)Total capital expenditures at share and AFFO capital expenditures at share are presented inclusive of unconsolidated JVs and exclusive of noncontrolling interest within the Supplemental Reports for the six months period ended June 30, 2021 and 2020 on page 24 of their respective Earnings Release and Supplemental Reports for the periods then ended.
(2)Represents the financial statement lines items of Development, redevelopment, and other major improvements of real estate and Leasing costs, tenant improvements, and recurring capital expenditures as presented within the Consolidated Statement of Cash Flows for the six months ended June 20, 2021 and 2020.

.

13

Reconciliations
In thousands

Revenues(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Life Science	$138,496	$148,702	$153,215	$169,934	$177,527
Medical Office	151,844	155,381	158,532	160,201	165,295
CCRC	113,926	115,031	115,757	116,128	117,308
Other	4,293	4,452	4,193	9,013	16,108
Senior Housing Triple-net	24,589	24,558	16,807	5,228	1,613
SHOP	155,292	149,615	144,173	72,998	30,273
Total revenues	$588,440	$597,739	$592,677	$533,502	$508,124
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	11,871	1,761	2,566	1,310	87
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	2,209	392	12,774	3,232	428
Government grant income	$14,080	$2,153	$15,340	$4,542	$515
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(4,230)	(4,443)	(4,192)	(9,013)	(16,108)
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Less: Interest income	$(4,230)	$(4,443)	$(4,192)	$(9,013)	$(16,108)
Life Science	—	—	448	1,337	1,412
Medical Office	691	699	687	715	710
CCRC	4,781	4,295	4,669	4,488	2,415
Other	18,682	17,853	17,294	16,753	16,740
Senior Housing Triple-net	—	—	—	—	—
SHOP	6,002	5,947	4,625	875	252
Healthpeak's share of unconsolidated JVs real estate revenues	$30,156	$28,794	$27,723	$24,168	$21,529
Life Science	—	—	—	—	—
Medical Office	—	—	—	—	—
CCRC	534	246	140	199	—
Other	270	49	40	227	583
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	61	—	—
Healthpeak's share of unconsolidated JVs government grant income	$804	$295	$241	$426	$583
Life Science	(57)	(66)	(64)	(65)	(75)
Medical Office	(8,347)	(8,788)	(8,822)	(8,926)	(8,825)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	(504)	(459)	(134)	(52)	(18)
Noncontrolling interests' share of consolidated JVs real estate revenues	$(8,908)	$(9,313)	$(9,020)	$(9,043)	$(8,918)

Continued

14

Reconciliations
In thousands

Revenues(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Life Science	$—	$—	$—	$—	$—
Medical Office	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	(14)	—	—
Noncontrolling interests' share of consolidated JVs government grant income	$—	$—	$(14)	$—	$—
Life Science	138,439	148,636	153,599	171,206	178,863
Medical Office	144,188	147,292	150,397	151,990	157,181
CCRC	131,112	121,333	123,132	122,125	119,810
Other	19,015	17,911	17,335	16,980	17,323
Senior Housing Triple-net	24,589	24,558	16,807	5,228	1,613
SHOP	162,999	155,495	161,485	77,053	30,935
Portfolio Real Estate Revenues	$620,342	$615,225	$622,755	$544,582	$505,725
Life Science	(2,793)	(8,343)	(4,757)	(11,819)	(12,374)
Medical Office	(1,113)	(2,371)	(3,003)	(2,556)	(2,643)
CCRC	(4)	22	(1)	8	14
Other	38	44	4	88	6
Senior Housing Triple-net	(20)	79	4,962	146	43
SHOP	69	(244)	20	42	31
Non-cash adjustments to Portfolio Real Estate Revenues	$(3,823)	$(10,813)	$(2,775)	$(14,091)	$(14,923)
Life Science	135,646	140,293	148,842	159,387	166,489
Medical Office	143,075	144,921	147,394	149,434	154,538
CCRC	131,108	121,355	123,131	122,133	119,824
Other	19,053	17,955	17,339	17,068	17,329
Senior Housing Triple-net	24,569	24,637	21,769	5,374	1,656
SHOP	163,068	155,251	161,505	77,095	30,966
Portfolio Cash Real Estate Revenues	$616,519	$604,412	$619,980	$530,491	$490,802
Life Science	2,793	8,343	4,757	11,819	12,374
Medical Office	1,113	2,371	3,003	2,556	2,643
CCRC	4	(22)	1	(8)	(14)
Other	(38)	(44)	(4)	(88)	(6)
Senior Housing Triple-net	20	(79)	(4,962)	(146)	(43)
SHOP	(69)	244	(20)	(42)	(31)
Non-cash adjustments to Portfolio Real Estate Revenues	$3,823	$10,813	$2,775	$14,091	$14,923
Life Science	(25,291)	(30,138)	(40,493)	(52,376)	(55,899)
Medical Office	(18,182)	(16,648)	(20,735)	(21,390)	(25,595)
CCRC	(5,314)	(4,542)	(4,809)	(4,687)	(2,415)
Other	(19,015)	(17,911)	(17,335)	(16,980)	(17,323)
Senior Housing Triple-net	(24,589)	(24,558)	(16,807)	(5,228)	(1,613)
SHOP	(162,999)	(155,495)	(161,485)	(77,053)	(30,935)
Non-SS Portfolio Real Estate Revenues	$(255,390)	$(249,292)	$(261,664)	$(177,714)	$(133,780)

Continued

15

Reconciliations
In thousands

Revenues(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Life Science	$113,148	$118,498	$113,106	$118,830	$122,964
Medical Office	126,007	130,644	129,662	130,600	131,586
CCRC	125,797	116,792	118,323	117,438	117,395
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Real Estate Revenue - SS	$364,952	$365,934	$361,091	$366,868	$371,945
Life Science	(2,163)	(4,979)	133	(4,204)	(4,855)
Medical Office	(1,599)	(2,677)	(2,194)	(2,291)	(1,801)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Non-cash adjustment to SS Portfolio Real Estate Revenues	$(3,762)	$(7,656)	$(2,061)	$(6,495)	$(6,656)
Life Science	110,985	113,519	113,239	114,626	118,109
Medical Office	124,408	127,967	127,468	128,309	129,785
CCRC	125,797	116,792	118,323	117,438	117,395
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Cash Real Estate Revenues - SS(2)	$361,190	$358,278	$359,030	$360,373	$365,289
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to conform to the current period presentation.
(2)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift that has and will have a major effect on the Company’s operations and financial results. Therefore, Senior Housing Triple-net and SHOP assets meeting the held for sale criteria on or before June 30, 2021 are classified as discontinued operations in all periods presented herein. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Quarterly Report on Form 10-Q and page 40, Discontinued Operations Reconciliation, of the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.

16

Reconciliations
In thousands

Operating Expenses(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Life Science	$34,205	$36,714	$36,885	$39,461	$40,724
Medical Office	49,355	51,436	52,523	51,121	54,648
CCRC	94,248	94,992	94,806	91,179	94,760
Other	—	—	—	—	—
Senior Housing Triple-net	526	421	453	294	288
SHOP	137,507	130,729	141,953	71,225	33,358
Operating expenses	$315,841	$314,292	$326,620	$253,280	$223,778
Life Science	—	—	137	425	428
Medical Office	276	296	282	294	317
CCRC	4,826	4,797	4,465	4,745	2,208
Other	13,681	13,485	13,335	12,595	12,451
Senior Housing Triple-net	—	—	—	—	—
SHOP	5,005	4,795	3,830	1,026	368
Healthpeak's share of unconsolidated JVs operating expenses	$23,788	$23,373	$22,049	$19,085	$15,772
Life Science	(18)	(18)	(19)	(20)	(21)
Medical Office	(2,507)	(2,630)	(2,545)	(2,504)	(2,552)
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	(411)	(361)	(112)	(49)	(16)
Noncontrolling interests' share of consolidated JVs operating expenses	$(2,936)	$(3,009)	$(2,676)	$(2,573)	$(2,589)
Life Science	34,187	36,696	37,003	39,866	41,131
Medical Office	47,124	49,102	50,260	48,911	52,413
CCRC	99,074	99,789	99,271	95,924	96,968
Other	13,681	13,485	13,335	12,595	12,451
Senior Housing Triple-net	526	421	453	294	288
SHOP	142,101	135,163	145,671	72,202	33,710
Portfolio Operating Expenses	$336,693	$334,656	$345,993	$269,792	$236,961
Life Science	(14)	(13)	(13)	(9)	(9)
Medical Office	(648)	(642)	(647)	(633)	(639)
CCRC	(22)	(1,662)	(3,810)	(12)	(1,212)
Other	(61)	(19)	(313)	(24)	33
Senior Housing Triple-net	(61)	(14)	(14)	(4)	—
SHOP	50	1,047	(14,650)	(3,371)	(813)
Non-cash adjustments to Portfolio Operating Expenses	$(756)	$(1,303)	$(19,447)	$(4,053)	$(2,640)
Life Science	34,173	36,683	36,990	39,857	41,122
Medical Office	46,476	48,460	49,613	48,278	51,774
CCRC	99,052	98,127	95,461	95,912	95,756
Other	13,620	13,466	13,022	12,571	12,484
Senior Housing Triple-net	465	407	439	290	288
SHOP	142,151	136,210	131,021	68,831	32,897
Portfolio Cash Operating Expenses	$335,937	$333,353	$326,546	$265,739	$234,321

Continued

17

Reconciliations
In thousands

Operating Expenses(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Life Science	$14	$13	$13	$9	$9
Medical Office	648	642	647	633	639
CCRC	22	1,662	3,810	12	1,212
Other	61	19	313	24	(33)
Senior Housing Triple-net	61	14	14	4	—
SHOP	(50)	(1,047)	14,650	3,371	813
Non-cash adjustments to Portfolio Operating Expenses	$756	$1,303	$19,447	$4,053	$2,640
Life Science	(7,391)	(7,840)	(8,933)	(12,526)	(13,468)
Medical Office	(6,239)	(6,322)	(7,319)	(7,181)	(9,641)
CCRC	(4,826)	(4,798)	(4,463)	(5,495)	(2,602)
Other	(13,681)	(13,485)	(13,335)	(12,595)	(12,451)
Senior Housing Triple-net	(526)	(421)	(453)	(294)	(288)
SHOP	(142,101)	(135,163)	(145,671)	(72,202)	(33,710)
Non-SS Portfolio Operating Expenses	$(174,764)	$(168,029)	$(180,174)	$(110,293)	$(72,160)
Life Science	26,795	28,856	28,070	27,340	27,663
Medical Office	40,885	42,780	42,941	41,730	42,772
CCRC	94,248	94,991	94,808	90,429	94,366
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Operating Expenses - SS	$161,928	$166,627	$165,819	$159,499	$164,801
Life Science	(13)	(13)	(13)	(9)	(9)
Medical Office	(624)	(621)	(616)	(609)	(610)
CCRC	—	(1,676)	(3,800)	—	(1,209)
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Non-cash adjustment to SS Portfolio Operating Expenses	$(637)	$(2,310)	$(4,429)	$(618)	$(1,828)
Life Science	26,782	28,843	28,057	27,331	27,654
Medical Office	40,261	42,159	42,325	41,121	42,162
CCRC	94,248	93,315	91,008	90,429	93,157
Other	—	—	—	—	—
Senior Housing Triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
Portfolio Cash Operating Expenses - SS	$161,291	$164,317	$161,390	$158,881	$162,973
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to conform to the current period presentation.
(2)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift that has and will have a major effect on the Company’s operations and financial results. Therefore, Senior Housing Triple-net and SHOP assets meeting the held for sale criteria on or before June 30, 2021 are classified as discontinued operations in all periods presented herein. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Quarterly Report on Form 10-Q and page 40, Discontinued Operations Reconciliation, of the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.

18

Reconciliations
In thousands

Revenues(1)	Operating Expenses(1)

Six Months Ended June 30, 2021		Six Months Ended June 30, 2021
Life Science	$347,461	Life Science	$80,185
Medical Office	325,496	Medical Office	105,769
CCRC	233,436	CCRC	185,939
Other	25,121	Other	—
Senior Housing Triple-net	6,841	Senior Housing Triple-net	582
SHOP	103,270	SHOP	104,583
Total revenues	$1,041,625	Operating expenses	$477,058
Life Science	—	Life Science	853
Medical Office	—	Medical Office	611
CCRC	1,397	CCRC	6,953
Other	—	Other	25,046
Senior Housing Triple-net	—	Senior Housing Triple-net	—
SHOP	3,660	SHOP	1,394
Government grant income	$5,057	Healthpeak's share of unconsolidated JVs operating expenses	$34,857
Life Science	—	Life Science	(41)
Medical Office	—	Medical Office	(5,056)
CCRC	—	CCRC	—
Other	(25,121)	Other	—
Senior Housing Triple-net	—	Senior Housing Triple-net	—
SHOP	—	SHOP	(65)
Less: Interest income	$(25,121)	Noncontrolling interests' share of consolidated JVs operating expenses	$(5,162)
Life Science	2,749	Life Science	80,997
Medical Office	1,425	Medical Office	101,324
CCRC	6,903	CCRC	192,892
Other	33,493	Other	25,046
Senior Housing Triple-net	—	Senior Housing Triple-net	582
SHOP	1,127	SHOP	105,912
Healthpeak's share of unconsolidated JVs real estate revenues	$45,697	Portfolio Operating Expenses	$506,753
Life Science	—	Life Science	(18)
Medical Office	—	Medical Office	(1,273)
CCRC	199	CCRC	(1,224)
Other	810	Other	9
Senior Housing Triple-net	—	Senior Housing Triple-net	(4)
SHOP	—	SHOP	(4,184)
Healthpeak's share of unconsolidated JVs government grant income	$1,009	Non-cash adjustments to Portfolio Operating Expenses	$(6,694)
Life Science	(140)	Life Science	80,979
Medical Office	(17,751)	Medical Office	100,051
CCRC	—	CCRC	191,668
Other	—	Other	25,055
Senior Housing Triple-net	—	Senior Housing Triple-net	578
SHOP	(70)	SHOP	101,728
Noncontrolling interests' share of consolidated JVs real estate revenues	$(17,961)	Portfolio Cash Operating Expenses	$500,059

19

Reconciliations
In thousands

Six Months Ended June 30, 2021		Six Months Ended June 30, 2021
Life Science	350,070	Life Science	$18
Medical Office	309,170	Medical Office	1,273
CCRC	241,935	CCRC	1,224
Other	34,303	Other	(9)
Senior Housing Triple-net	6,841	Senior Housing Triple-net	4
SHOP	107,987	SHOP	4,184
Portfolio Real Estate Revenues	$1,050,306	Non-cash Portfolio Cash Operating Expenses	$6,694
Life Science	(24,195)	Life Science	(27,029)
Medical Office	(5,198)	Medical Office	(16,822)
CCRC	22	CCRC	(166,484)
Other	95	Other	(25,046)
Senior Housing Triple-net	189	Senior Housing Triple-net	(582)
SHOP	74	SHOP	(105,912)
Non-cash adjustments to Portfolio Real Estate Revenues	$(29,013)	Non-SS Portfolio Operating Expenses	$(341,875)
Life Science	325,875	Life Science	53,968
Medical Office	303,972	Medical Office	84,502
CCRC	241,957	CCRC	26,408
Other	34,398	Other	—
Senior Housing Triple-net	7,030	Senior Housing Triple-net	—
SHOP	108,061	SHOP	—
Portfolio Cash Real Estate Revenues	$1,021,293	Portfolio Operating Expenses - SS(2)	$164,878
Life Science	24,195	Life Science	(19)
Medical Office	5,198	Medical Office	(1,219)
CCRC	(22)	CCRC	—
Other	(95)	Other	—
Senior Housing Triple-net	(189)	Senior Housing Triple-net	—
SHOP	(74)	SHOP	—
Non-cash adjustments to Portfolio Real Estate Revenues	$29,013	Non-cash adjustment to SS Portfolio Operating Expenses	$(1,238)
Life Science	(112,693)	Life Science	53,949
Medical Office	(46,984)	Medical Office	83,283
CCRC	(205,208)	CCRC	26,408
Other	(34,303)	Other	—
Senior Housing Triple-net	(6,841)	Senior Housing Triple-net	—
SHOP	(107,987)	SHOP	—
Non-SS Portfolio Real Estate Revenue	$(514,016)	Portfolio Cash Operating Expenses - SS(2)	$163,640
Life Science	$237,377
Medical Office	262,186
CCRC	36,727
Other	—
Senior Housing Triple-net	—
SHOP	—
Portfolio Real Estate Revenue - SS(2)	$536,290

20

Reconciliations
In thousands

Six Months Ended June 30, 2021
Life Science	(8,653)
Medical Office	(4,092)
CCRC	—
Other	—
Senior Housing Triple-net	—
SHOP	—
Non-cash adjustment to SS Portfolio Real Estate Revenues	$(12,745)
Life Science	228,724
Medical Office	258,094
CCRC	36,727
Other	—
Senior Housing Triple-net	—
SHOP	—
Portfolio Cash Real Estate Revenues - SS(2)	$523,545
______________________________________
(1)During 2020, the Company began the process of disposing of its senior housing triple-net and SHOP portfolios. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift and therefore, the assets are classified as discontinued operations in all periods presented within the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Quarterly Report for the quarter ended June 30, 2021, including total revenues and operating expenses. Those amounts combined with Consolidated Statement of Operations supply the totals needed for the reconciliation of Revenue and Operating Expenses for the quarter ended June 30, 2021.
(2)The property count used for Portfolio Real Estate Revenue - SS, Portfolio Cash Real Estate Revenues - SS, Portfolio Operating Expenses - SS, and Portfolio Cash Operating Expenses - SS differed for the three and six months ended June 30, 2021.

21

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended June 30, 2021
Net income (loss)	$282,025
Interest expense(1)	39,858
Income tax expense (benefit)(1)	(1,065)
Depreciation and amortization(1)	171,459
Other depreciation and amortization	1,155
Loss (gain) on sales of real estate(1)	(297,476)
Impairments (recoveries) of depreciable real estate	3,743
Share of unconsolidated JV:
Interest expense	221
Income tax expense (benefit)	(481)
Depreciation and amortization	2,869
Gain on sale of real estate from unconsolidated JVs	(5,866)
EBITDAre	$196,442

Transaction-related items, excluding taxes	1,080
Other impairments (recoveries) and losses (gains)(2)	1,845
Loss (gain) on debt extinguishments	60,865
Casualty-related charges (recoveries), excluding taxes	3,727
Amortization of stock-based compensation	5,095
Adjusted EBITDAre	$269,054

Adjusted Fixed Charge Coverage

Three Months Ended June 30, 2021
Interest expense(1)	$39,858
Share of unconsolidated JV interest expense	221
Capitalized interest	5,414
Fixed Charges	$45,493

Adjusted Fixed Charge Coverage	5.9x
  ______________________________________
(1)Amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations and Discontinued Operations Reconciliation provided on pages 9 and 40, respectively, in the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.
(2)For the three months ended June 30, 2021, includes the following: (i) a $7 million goodwill impairment charge in connection with our senior housing triple-net asset sales reported in income (loss) from discontinued operations in the Consolidated Statements of Operations and (ii) $1 million of reserves for loan losses recorded in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations, offset by (iii) $6 million of accelerated recognition of a mark-to-market discount, less loan fees, resulting from prepayments on loans receivable which is included in interest income in the Consolidated Statements of Operations.

22

Reconciliations
In thousands

Enterprise Debt and Net Debt

June 30, 2021
Bank line of credit and commercial paper	$720,000
Term loan	249,303
Senior unsecured notes	3,710,972
Mortgage debt(1)	395,170
Consolidated Debt	$5,075,445
Share of unconsolidated JV mortgage debt	30,573
Enterprise Debt	$5,106,018
Cash and cash equivalents(2)	(114,277)
Share of unconsolidated JV cash and cash equivalents	(15,479)
Net Debt	$4,976,262

Financial Leverage

June 30, 2021
Enterprise Debt	$5,106,018
Enterprise Gross Assets	17,463,367
Financial Leverage	29.2%

Secured Debt Ratio(1)

June 30, 2021
Mortgage debt(1)	$395,170
Share of unconsolidated JV mortgage debt	30,573
Enterprise Secured Debt	$425,743
Enterprise Gross Assets	17,463,367
Secured Debt Ratio	2.4%

Net Debt to Adjusted EBITDAre

	Three Months Ended June 30, 2021
Net Debt	$4,976,262
Annualized Adjusted EBITDAre	1,076,216	(3)
Net Debt to Adjusted EBITDAre	4.6x	(4)
  ______________________________________
(1)Includes mortgage debt of $37 million on an asset held for sale.
(2)Includes cash and cash equivalents of $17.4 million on assets held for sale.
(3)Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.
(4)Net Debt to Adjusted EBITDAre including $87 million of restricted cash held by a qualified intermediary in conjunction with an Internal Revenue Code Section 1031 exchange would be 4.5x.

23

Reconciliations
In thousands

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
Total Portfolio(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$55,049	$(59,581)	$150,246	$149,423	$282,025
Interest income	(4,230)	(4,443)	(4,192)	(9,013)	(16,108)
Interest expense	57,550	56,235	56,713	49,519	39,858
Depreciation and amortization	178,488	173,630	155,749	157,538	171,459
General and administrative	23,720	21,661	25,507	24,902	24,088
Transaction costs	627	2,586	20,708	874	619
Loss (gain) on sales of real estate, net	(82,863)	(149)	(302,613)	(259,662)	(297,476)
Impairments and loan loss reserves (recoveries), net	24,050	34,550	146,530	3,242	11,926
Other expense (income), net	(19,586)	(7,060)	(2,905)	(8,085)	(1,861)
Loss (gain) on debt extinguishments	25,824	17,921	—	164,292	60,865
Income tax expense (benefit)	(7,346)	24,174	(3,120)	(813)	(1,065)
Government grant income	14,080	2,153	15,340	4,542	515
Equity loss (income) from unconsolidated JVs	17,086	19,480	19,242	(1,008)	(6,092)
Healthpeak's share of unconsolidated JVs NOI	7,172	5,716	5,915	5,509	6,340
Noncontrolling interests' share of consolidated JVs NOI	(5,972)	(6,304)	(6,358)	(6,470)	(6,329)
Portfolio NOI	$283,649	$280,569	$276,762	$274,790	$268,764
Adjustment to Portfolio NOI	(3,067)	(9,510)	16,672	(10,038)	(12,283)
Portfolio Cash (Adjusted) NOI	$280,582	$271,059	$293,434	$264,752	$256,481
Interest income	4,230	4,443	4,192	9,013	16,108
Portfolio Income	$284,812	$275,502	$297,626	$273,765	$272,589
Interest income	(4,230)	(4,443)	(4,192)	(9,013)	(16,108)
Adjustment to Portfolio NOI	3,067	9,510	(16,672)	10,038	12,283
Non-SS Portfolio NOI	(80,626)	(81,260)	(81,491)	(67,423)	(61,620)
SS Portfolio NOI	$203,023	$199,309	$195,271	$207,367	$207,144
Non-cash adjustment to SS Portfolio NOI	(3,124)	(5,348)	2,369	(5,875)	(4,828)
SS Portfolio Cash (Adjusted) NOI	$199,899	$193,961	$197,640	$201,492	$202,316

24

Reconciliations
In thousands

Life Science(1)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$51,874	$54,682	$43,225	$61,816	$59,960
Interest expense	60	57	55	102	48
Depreciation and amortization	52,356	57,170	58,184	68,434	76,955
Transaction costs	1	79	155	32	(21)
Impairments and loan loss (reserves) recoveries, net	—	—	14,671	—	—
Other expense (income), net	—	—	—	(4)	(28)
Equity loss (income) from unconsolidated JVs	—	—	40	93	(111)
Healthpeak's share of unconsolidated JVs NOI	—	—	311	912	984
Noncontrolling interests' share of consolidated JVs NOI	(39)	(48)	(45)	(45)	(54)
Portfolio NOI	$104,252	$111,940	$116,596	$131,340	$137,733
Adjustment to Portfolio NOI	(2,779)	(8,330)	(4,744)	(11,810)	(12,366)
Portfolio Cash (Adjusted) NOI(3)	$101,473	$103,610	$111,852	$119,530	$125,367
Adjustment to Portfolio NOI	2,779	8,330	4,744	11,810	12,366
Non-SS Portfolio NOI	(17,900)	(22,297)	(31,562)	(39,850)	(42,432)
SS Portfolio NOI	$86,352	$89,643	$85,034	$91,490	$95,301
Non-cash adjustment to SS Portfolio NOI	(2,149)	(4,967)	148	(4,195)	(4,845)
SS Portfolio Cash (Adjusted) NOI	$84,203	$84,676	$85,182	$87,295	$90,456

Medical Office(1)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$125,860	$50,425	$49,741	$48,614	$221,725
Interest expense	100	100	98	95	786
Depreciation and amortization	55,904	54,693	56,902	57,954	63,371
Transaction costs	—	—	—	330	(35)
Impairments and loan loss (reserves) recoveries, net	2,119	1,208	4,175	—	—
Loss (gain) on sales of real estate, net	(81,284)	(2,283)	(4,714)	—	(175,238)
Other expense (income), net	—	—	—	2,279	175
Equity loss (income) from unconsolidated JVs	(210)	(198)	(193)	(192)	(137)
Healthpeak's share of unconsolidated JVs NOI	415	403	405	421	393
Noncontrolling interests' share of consolidated JVs NOI	(5,840)	(6,158)	(6,277)	(6,422)	(6,273)
Portfolio NOI	$97,064	$98,190	$100,137	$103,079	$104,767
Adjustment to Portfolio NOI	(465)	(1,729)	(2,356)	(1,923)	(2,003)
Portfolio Cash (Adjusted) NOI(3)	$96,599	$96,461	$97,781	$101,156	$102,764
Adjustment to Portfolio NOI	465	1,729	2,356	1,923	2,003
Non-SS Portfolio NOI	(11,942)	(10,326)	(13,416)	(14,210)	(15,953)
SS Portfolio NOI	$85,122	$87,864	$86,721	$88,869	$88,814
Non-cash adjustment to SS Portfolio NOI	(975)	(2,056)	(1,578)	(1,681)	(1,192)
SS Portfolio Cash (Adjusted) NOI	$84,147	$85,808	$85,143	$87,188	$87,622

25

Reconciliations
In thousands

CCRC(1)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$458	$(10,366)	$(14,644)	$(6,375)	$(10,362)
Interest expense	1,969	1,983	1,971	1,918	1,924
Depreciation and amortization	31,426	30,106	32,089	31,150	31,133
Transaction costs	368	1,897	1,256	432	657
Other expense (income), net	(14,142)	(3,903)	533	(2,176)	(165)
Government grant income	11,871	1,761	2,566	1,310	87
Equity loss (income) from unconsolidated JVs	(401)	322	(254)	—	(639)
Healthpeak's share of unconsolidated JVs NOI	489	(256)	344	(58)	207
Portfolio NOI	$32,038	$21,544	$23,861	$26,201	$22,842
Adjustment to Portfolio NOI	18	1,684	3,809	20	1,226
Portfolio Cash (Adjusted) NOI(3)	$32,056	$23,228	$27,670	$26,221	$24,068
Adjustment to Portfolio NOI	(18)	(1,684)	(3,809)	(20)	(1,226)
Non-SS Portfolio NOI	(489)	258	(345)	807	187
SS Portfolio NOI	$31,549	$21,802	$23,516	$27,008	$23,029
Non-cash adjustment to SS Portfolio NOI	—	1,675	3,799	1	1,209
SS Portfolio Cash (Adjusted) NOI	$31,549	$23,477	$27,315	$27,009	$24,238

Other(1)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$(18,780)	$(11,198)	$(23,090)	$7,473	$15,139
Interest income	(4,230)	(4,443)	(4,192)	(9,013)	(16,108)
Depreciation and amortization	5	2	—	—	—
Transaction costs	4	8	11	4	18
Impairments and loan loss (reserves) recoveries, net	4,718	(2,985)	7,896	3,242	931
Other expense (income), net	—	—	—	(482)	—
Equity loss (income) from unconsolidated JVs	18,346	18,625	19,376	(1,224)	20
Healthpeak's share of unconsolidated JVs NOI	5,271	4,417	3,999	4,385	4,872
Portfolio NOI	$5,334	$4,426	$4,000	$4,385	$4,872
Adjustment to Portfolio NOI	99	63	317	112	(27)
Portfolio Cash (Adjusted) NOI	$5,433	$4,489	$4,317	$4,497	$4,845
Interest income	4,230	4,443	4,192	9,013	16,108
Portfolio Income	$9,663	$8,932	$8,509	$13,510	$20,953
Interest income	(4,230)	(4,443)	(4,192)	(9,013)	(16,108)
Adjustment to Portfolio NOI	(99)	(63)	(317)	(112)	27
Non-SS Portfolio NOI	(5,334)	(4,426)	(4,000)	(4,385)	(4,872)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash (Adjusted) NOI	$—	$—	$—	$—	$—

26

Reconciliations
In thousands

Senior Housing Triple-net(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$15,808	$5,301	$256,292	$207,741	$16,257
Interest expense	72	45	112	—	—
Depreciation and amortization	7,175	6,694	4,051	—	—
Transaction costs	1	—	—	4	—
Impairments and loan loss (reserves) recoveries, net	1,007	12,097	—	—	7,252
Loss (gain) on sales of real estate, net	—	—	(244,101)	(202,455)	(22,174)
Other expense (income), net	—	—	—	(356)	(10)
Portfolio NOI	$24,063	$24,137	$16,354	$4,934	$1,325
Adjustment to Portfolio NOI	41	93	4,976	150	43
Portfolio Cash (Adjusted) NOI(3)	$24,104	$24,230	$21,330	$5,084	$1,368
Adjustment to Portfolio NOI	(41)	(93)	(4,976)	(150)	(43)
Non-SS Portfolio NOI	(24,063)	(24,137)	(16,354)	(4,934)	(1,325)
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash (Adjusted) NOI	$—	$—	$—	$—	$—

SHOP(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$(28,552)	$(35,915)	$(87,333)	$61,446	$97,401
Interest expense	2,655	2,455	2,514	2,676	1,177
Depreciation and amortization	31,622	24,965	4,523	—	—
Transaction costs	253	602	19,286	72	—
Impairments and loan loss (reserves) recoveries, net	16,206	24,230	119,788	—	3,743
Loss (gain) on sales of real estate, net	(1,579)	2,134	(53,798)	(57,207)	(100,064)
Other expense (income), net	(2,171)	(316)	(3,033)	(5,529)	(117)
Government grant income	2,209	392	12,774	3,232	428
Equity loss (income) from unconsolidated JVs	(649)	731	273	315	(5,225)
Healthpeak's share of unconsolidated JVs NOI	997	1,152	856	(151)	(116)
Noncontrolling interests' share of consolidated JVs NOI	(93)	(98)	(36)	(3)	(2)
Portfolio NOI	$20,898	$20,332	$15,814	$4,851	$(2,775)
Adjustment to Portfolio NOI	19	(1,291)	14,670	3,413	844
Portfolio Cash (Adjusted) NOI(3)	$20,917	$19,041	$30,484	$8,264	$(1,931)
Adjustment to Portfolio NOI	(19)	1,291	(14,670)	(3,413)	(844)
Non-SS Portfolio NOI	(20,898)	(20,332)	(15,814)	(4,851)	2,775
SS Portfolio NOI	$—	$—	$—	$—	$—
SS Portfolio Cash (Adjusted) NOI	$—	$—	$—	$—	$—

27

Reconciliations
In thousands

Corporate Non-Segment(1)(2)

	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net Income (loss)	$(91,619)	$(112,510)	$(73,945)	$(231,292)	$(118,095)
Interest expense	52,694	51,595	51,963	44,728	35,923
General and administrative	23,720	21,661	25,507	24,902	24,088
Loss (gain) on debt extinguishments	25,824	17,921	—	164,292	60,865
Other expense (income), net	(3,273)	(2,841)	(405)	(1,817)	(1,716)
Income tax expense (benefit)	(7,346)	24,174	(3,120)	(813)	(1,065)
Portfolio NOI	$—	$—	$—	$—	$—
______________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to conform to the current period presentation.
(2)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift that has and will have a major effect on the Company’s operations and financial results. Therefore, Senior Housing Triple-net and SHOP assets meeting the held for sale criteria on or before June 30, 2021 are classified as discontinued operations in all periods presented herein. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Quarterly Report on Form 10-Q and page 40, Discontinued Operations Reconciliation, of the Earnings Release and Supplemental Report for the quarter ended June 30, 2021. .
(3)Portfolio Income and Portfolio Cash (Adjusted) NOI are the same for Life Science, Medical Office, CCRC, Senior Housing Triple-net, and SHOP for all periods presented as there is no interest income for the segments.

28

Reconciliations
In thousands

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS

For the six months ended June 30, 2021

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-Net	SHOP	Corporate Non-segment	Total
Net Income (loss)	$121,778	$270,337	$(16,738)	$22,614	$223,998	$158,846	$(349,387)	$431,448
Interest income	—	—	—	(25,121)	—	—	—	(25,121)
Interest expense	150	881	3,842	—	—	3,853	80,651	89,377
Depreciation and amortization	145,388	121,326	62,283	—	—	—	—	328,997
General and administrative	—	—	—	—	—	—	48,990	48,990
Transaction costs	11	295	1,090	21	4	72	—	1,493
Impairments and loan loss (reserves) recoveries, net	—	—	—	4,173	7,252	3,743	—	15,168
Loss (gain) on sales of real estate, net	—	(175,238)	—	—	(224,629)	(157,271)	—	(557,138)
Loss on debt extinguishments	—	—	—	—	—	—	225,157	225,157
Other expense (income), net	(33)	2,454	(2,341)	(482)	(366)	(5,646)	(3,532)	(9,946)
Income tax expense (benefit)	—	—	—	—	—	—	(1,879)	(1,879)
Government grant income	—	—	1,397	—	—	3,660	—	5,057
Healthpeak's share of unconsolidated joint venture NOI	1,896	814	149	9,257	—	(268)	—	11,848
Noncontrolling interests' share of consolidated joint venture NOI	(99)	(12,695)	—	—	—	(5)	—	(12,799)
Equity loss (income) from unconsolidated JVs	(18)	(328)	(639)	(1,205)	—	(4,910)	—	(7,100)
Portfolio NOI	$269,073	$207,846	$49,043	$9,257	$6,259	$2,074	$—	$543,552
Adjustment to NOI	(24,176)	(3,926)	1,246	85	193	4,259	—	(22,319)
Portfolio Cash NOI	$244,897	$203,920	$50,289	$9,342	$6,452	$6,333	$—	$521,233
Interest Income	—	—	—	25,121	—	—	—	25,121
Portfolio Income	$244,897	$203,920	$50,289	$34,463	$6,452	$6,333	$—	$546,354
Interest income	—	—	—	(25,121)	—	—		(25,121)
Adjustment to NOI	24,176	3,926	(1,246)	(85)	(193)	(4,259)	—	22,319
Non-SS Portfolio NOI	(85,664)	(30,162)	(38,724)	(9,257)	(6,259)	(2,074)	—	(172,140)
SS Portfolio NOI	$183,409	$177,684	$10,319	$—	$—	$—	$—	$371,412
Non-cash adjustment to SS Portfolio NOI	(8,635)	(2,873)	—	—	—	—	—	(11,508)
SS Portfolio Cash NOI	$174,774	$174,811	$10,319	$—	$—	$—	$—	$359,904

29

Reconciliations
In thousands

For the six months ended June 30, 2020

	Life Science	Medical Office	CCRC	Other	Senior Housing Triple-Net	SHOP	Corporate Non-segment	Total
Net Income (loss)	$100,283	$176,637	$68,201	$8,679	$200,569	$(81,081)	$(135,699)	$337,589
Interest income	—	—	—	(7,918)	—	—	—	(7,918)
Interest expense	122	203	3,273	—	154	5,258	106,916	115,926
Depreciation and amortization	102,567	110,571	51,655	10	14,335	88,626	—	367,764
General and administrative	—	—	—	—	—	—	46,069	46,069
Transaction costs	1	—	14,842	93	—	539	—	15,475
Impairments and loan loss (reserves) recoveries, net	—	4,825	—	13,119	5,677	39,552	—	63,173
Loss (gain) on sales of real estate, net	—	(83,393)	—	40	(164,043)	(336)	—	(247,732)
Loss on debt extinguishments	—	—	—	—	—	—	24,991	24,991
Other expense (income), net	—	—	(184,474)	(41,707)	—	(2,126)	(1,887)	(230,194)
Income tax expense (benefit)	—	—	—	—	—	—	(40,390)	(40,390)
Government grant income	—	—	11,871	—	—	2,209	—	14,080
Healthpeak's share of unconsolidated joint venture NOI	—	835	4,099	12,187	—	1,978	—	19,099
Noncontrolling interests' share of consolidated joint venture NOI	(74)	(11,880)	—	—	—	(254)	—	(12,208)
Equity loss (income) from unconsolidated JVs	—	(407)	1,479	27,809	—	184	—	29,065
Portfolio NOI	$202,899	$197,391	$(29,054)	$12,312	$56,692	$54,549	$—	$494,789
Adjustment to NOI	(7,059)	(1,459)	91,579	52	(3,334)	595	—	80,374
Portfolio Cash NOI	$195,840	$195,932	$62,525	$12,364	$53,358	$55,144	$—	$575,163
Interest Income	—	—	—	7,918	—	—	—	7,918
Portfolio Income	$195,840	$195,932	$62,525	$20,282	$53,358	$55,144	$—	$583,081
Interest income	—	—	—	(7,918)	—	—		(7,918)
Adjustment to NOI	7,059	1,459	(91,579)	(52)	3,334	(595)	—	(80,374)
Non-SS Portfolio NOI	(34,215)	(25,438)	41,781	(12,312)	(56,692)	(54,549)	—	(141,425)
SS Portfolio NOI	$168,684	$171,953	$12,727	$—	$—	$—	$—	$353,364
Non-cash adjustment to SS Portfolio NOI	(6,690)	(2,421)	—	—	—	—	—	(9,111)
SS Portfolio Cash NOI	$161,994	$169,532	$12,727	$—	$—	$—	$—	$344,253
____________________________________
(1)In December 2020, as a result of a change in how operating results are reported to the Company's chief operating decision makers, the Company’s hospitals were reclassified from other non-reportable segments to the medical office segment and the Company’s one remaining unconsolidated investment in a senior housing joint venture was reclassified from the SHOP segment to other non-reportable segments. All prior period segment information has been recast to conform to the current period presentation.
(2)During 2020, the Company established and began executing a plan to dispose of its senior housing triple-net and SHOP properties. As of December 31, 2020, the Company concluded the planned dispositions represented a strategic shift that has and will have a major effect on the Company’s operations and financial results. Therefore, Senior Housing Triple-net and SHOP assets meeting the held for sale criteria on or before June 30, 2021 are classified as discontinued operations in all periods presented herein. Additional information regarding discontinued operations can be found at Note 5: Disposition of Real Estate and Discontinued Operations within the Quarterly Report on Form 10-Q and page 40, Discontinued Operations Reconciliation, of the Earnings Release and Supplemental Report for the quarter ended June 30, 2021.

30

Reconciliations
In thousands

CCRC Pro Forma Portfolio Real Estate Revenues, Operating Expenses, and NOI(1)

Pro Forma Portfolio Real Estate Revenues	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Portfolio Real Estate Revenues - SS(2)	$125,797	$116,793	$118,323	$117,437	$117,395
Pro forma adjustments to exclude government grant income	(11,871)	(1,761)	(2,566)	(1,310)	(87)
Pro forma Portfolio Real Estate Revenues - SS(3)	$113,926	$115,031	$115,757	$116,128	$117,308

Operating Expenses	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Portfolio Operating Expenses - SS4)	$94,248	$94,991	$94,808	$90,429	$94,366
Portfolio Cash Operating Expenses - SS(4)	$94,248	$93,315	$91,007	$90,429	$93,157

Pro Forma SS Portfolio NOI	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
SS Portfolio NOI(5)	$31,549	$21,802	$23,515	$27,008	$23,029
Pro forma adjustment to exclude government grants	(11,871)	(1,761)	(2,566)	(1,310)	(87)
Pro forma SS Portfolio NOI(3)	$19,678	$20,040	$20,950	$25,699	$22,942

Pro Forma SS Portfolio Cash (Adjusted) NOI	Three Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
SS Portfolio Cash (Adjusted) NOI(5)	$31,549	$23,477	$27,315	$27,009	$24,238
Pro forma adjustment to exclude government grants	(11,871)	(1,761)	(2,566)	(1,310)	(87)
Pro forma SS Portfolio Cash (Adjusted) NOI(3)	$19,678	$21,716	$24,750	$25,699	$24,151
______________________________________
(1)May not foot due to rounding.
(2)See page 14 of this document for a reconciliation of Portfolio Cash Real Estate Revenues - SS.
(3)Pro forma adjustments excludes government grants under the CARES Act for Portfolio Real Estate Revenues.
(4)See page 17 of this document for a reconciliation of Portfolio Operating Expenses - SS and Portfolio Cash Operating Expenses - SS.
(5)See page 24 of this document for a reconciliation of SS Portfolio NOI and SS Portfolio Cash (Adjusted) NOI.

31

Reconciliations
In thousands, except per month data

REVPOR CCRC(1)

	Three Months Ended
CCRC	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Portfolio Cash Real Estate Revenues(2)	$131,108	$121,355	$123,131	$122,133	$119,824
Other adjustments to REVPOR CCRC(3)	(5,311)	(4,563)	(4,808)	(4,696)	(2,429)
REVPOR CCRC revenues	$125,797	$116,793	$118,323	$117,437	$117,395

Average occupied units/month	5,979	5,909	5,876	5,854	5,906
REVPOR CCRC per month(4)	$7,014	$6,589	$6,712	$6,687	$6,626

	Three Months Ended
SS REVPOR CCRC	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
SS REVPOR CCRC revenues(5)	$125,797	$116,793	$118,323	$117,437	$117,395

SS average occupied units/month	5,979	5,909	5,876	5,854	5,906
SS REVPOR CCRC per month(4)	$7,014	$6,589	$6,712	$6,687	$6,626

	Three Months Ended
PRO FORMA SS REVPOR CCRC	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Pro Forma SS REVPOR CCRC revenues(6)	$113,926	$115,031	$115,757	$116,128	$117,308

SS average occupied units/month	5,979	5,909	5,876	5,854	5,906
SS REVPOR CCRC per month(4)	$6,352	$6,490	$6,567	$6,612	$6,621
______________________________________
(1)May not foot due to rounding.
(2)See page 14 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue from non-refundable entrance fees, facilities converted to a new operating structure during the relevant period, and facilities that are held for sale.
(4)Represents the current quarter REVPOR CCRC divided by a factor of three.
(5)See page 14 of this document for a reconciliation of Portfolio Cash Real Estate Revenues - SS.

(6)See page 31 of this document for a reconciliation of Pro forma Portfolio Real Estate Revenues - SS which is the same as Pro Forma SS REVPOR CCRC revenues.

32

Reconciliations
In thousands, except per month data

REVPOR(1)

	Three Months Ended
Other	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Portfolio Cash Real Estate Revenues(2)	$19,053	$17,955	$17,339	$17,068	$17,330
Other adjustments to REVPOR Other(3)	(3,955)	(3,411)	(3,330)	(3,372)	(3,460)
REVPOR Other revenues	$15,098	$14,544	$14,008	$13,696	$13,870

Average occupied units/month	1,260	1,213	1,172	1,109	1,104
REVPOR Other per month(4)	$3,993	$3,997	$3,983	$4,117	$4,186

Three Months Ended
SHOP	June 30, 2021
Portfolio Cash Real Estate Revenues(2)	$30,966
Other adjustments to REVPOR SHOP(5)	(24,960)
REVPOR SHOP revenues(6)	$6,007

Average occupied units/month	316
REVPOR SHOP per month(4)	$6,326

______________________________________
(1)May not foot due to rounding.
(2)See page 14 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Includes revenue for sold assets or assets in redevelopment.
(4)Represents the current quarter REVPOR Other, REVPOR SHOP, or REVPOR SHOP Stabilized - HFS divided by a factor of three.
(5)Includes revenue for facilities sold and assets in redevelopment.
(6)Includes revenue from properties that are held for sale for informational purposes.

33